

UMPQUA HOLDINGS CORPORATION

D.A. Davidson Investor Conference, Seattle, WA

May 11-12, 2011

UMPQUA BANK

Safe Harbor Statement

This presentation contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements may include statements that expressly or implicitly predict future results, performance or events. Statements other than statements of historical fact are forward-looking statements. You can find many of these statements by looking for words such as "anticipates," "expects," believes," "estimates" and "intends" and words or phrases of similar meaning. We make forward-looking statements regarding projected sources of funds, availability of acquisition and growth opportunities, adequacy of our allowance for loan and lease losses and provision for loan and lease losses, our commercial real estate portfolio and subsequent charge-offs. Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Umpqua. Risks and uncertainties include those set forth in our filings with the SEC and the following factors that might cause actual results to differ materially from those presented:

- The ability to attract new deposits and loans and leases
- Demand for financial services in our market areas
- Competitive market pricing factors
- Deterioration in economic conditions that could result in increased loan and lease losses
- Risks associated with concentrations in real estate related loans
- Market interest rate volatility
- Stability of funding sources and continued availability of borrowings
- Changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth
- The ability to recruit and retain key management and staff
- Availability of, and competition for, FDIC-assisted acquisition opportunities
- Risks associated with merger integration
- Significant decline in the market value of the Company that could result in an impairment of goodwill
- The ability to raise capital or incur debt on reasonable terms
- Effectiveness of the Emergency Economic Stabilization Act of 2008 (the "EESA") and other legislative and regulatory efforts to help stabilize the U.S. financial markets
- Future legislative or administrative changes to the Capital Purchase Program enacted under the EESA.

There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. For a more detailed discussion of some of the risk factors, see the section entitled "Risk Factors" in the Form 10-K for the year ended December 31, 2010 as updated and supplemented in our filings on Form 10-Q and Form 8-K. We do not intend to update any factors or to publicly announce revisions to any of our forward-looking statements. You should consider any forward looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

Umpqua is a leading community bank serving the Pacific Northwest

> 184 total stores



WA
Seattle
Tacoma
Olympia
Spoka
Vancouver
Portland
OR
Salem
Eugene
Bend
Roseburg
CA
NV
Reno
Sacramento
San Francisco

- Management recognized importance of liquidity and capital
- Dealt with problem loans early
- Stronger now than before
- Well positioned for future
- Earnings improving

What drives stock value now

- Continued earnings growth
- Lower loan loss provision
- Loan growth
- Deploy excess capital
- Future growth

Management actions to address stock value

- Credit metrics among lowest in region
- Loan loss provision down – four consecutive quarters
- Loan resource expansion
- Earnings on rebound
- Growth continues

Q1 2011 Highlights

- Operating income of $13.9 million, or $0.12 per share, on improving credit trends
- Pre-tax, pre-credit cost operating income $43 million (up 5% over fourth quarter 2010)
- Non-covered NPA's continued declining trends, ending at 1.53% of total assets
- Loan production building, non-covered loans flat with Q4 (excluding charge-offs)
- Loan momentum is building, pipeline at record $1.7 billion

UMPQUA B·A·N·K

Provision for loan loss & net charge-off trends

(non-covered, $ in millions)


Provision
Net charge-offs
$80
$70
$60
$50
$40
$30
$20
$10
$-
2007Q2
2007Q3
2007Q4
2008Q1
2008Q2
2008Q3
2008Q4
2009Q1
2009Q2
2009Q3
2009Q4
2010Q1
2010Q2
2010Q3
2010Q4
2011Q1

Loan Portfolio – March 2011
(non-covered, $ in millions)



CRE - Owner Occupied $1,248 22%
Commercial $1,239 22%
Residential real estate $486 9%
Commercial construction $235 4%
Residential development $132 2%
Other $54 1%
CRE - Nonowner Occupied $2,240 40%

- Strong credit culture
- Depth of credit admin staff
- Quick to identify and recognize

Loan portfolio – 1st quarter 2011

- CRE maturities:
  - 10% in 2011-2012
  - 18% in 2013-2014
  - 24% in 2015-2016
  - 48% 2017 and later
- NPAs written down 41% from original balance
- Classified assets continued decline, down 14% over last year, ending at 41% of Tier 1 capital + Allowance for credit loss

Non-performing assets to total assets %
(non-covered)



UMPQ
Regional peers
1.06
1.36
1.25
2.19
1.66
2.79
1.88
4.56
1.82
5.23
1.73
6.23
1.70
6.23
2.38
5.83
1.99
6.32
1.90
6.05
1.59
4.76
1.53
4.09
1.53
3.80
2008Q1
2008Q2
2008Q3
2008Q4
2009Q1
2009Q2
2009Q3
2009Q4
2010Q1
2010Q2
2010Q3
2010Q4
2011Q1

- Source: Company filings, SNL Financial
- Note: Regional peers include Banner Corporation, Cascade Bancorp, CVB Financial, PacWest Bancorp, Sterling Financial, West Coast Bancorp, and Westamerica Bancorp; Regional peers represent a median ratio.

UMPQUA BANK

Deposit Portfolio – March 2011

($ in millions)


Interest bearing demand
$4,342
47%
Savings
$370
4%
Time
$2,909
31%
Non-interest bearing demand
$1,672
18%

- Improving mix
- Cost of interest bearing deposits 0.83%
- Cost of total deposits 0.68%

UMPQUA BANK

Capital

	Q4 2010	Q1 2011
Tier 1 Leverage	10.56%	10.74%
Tier 1 Risk Based Capital	16.36%	16.25%
Total Risk Based Capital	17.62%	17.51%
Tier 1 Common / Risk Weighted	13.23%	13.16%
Tangible Common Equity ratio	8.74%	8.93%
Tangible Book Value / Share	$8.39	$8.47

- $900 million of excess pre-tax risk based capital above 10% well capitalized threshold
- Well positioned for Basel III threshold with excess

2011

- Strong competitive advantage: community bank alternative of choice in growth markets
- Management team prepared for future industry consolidation
- Self discipline in place to continue our growth plans
- Expand lending, major focus in Puget Sound, Portland, San Francisco and Silicon Valley
- Continue organic expansion
- Improving earnings



Thank you